Exhibit 10.1

FORM OF BACKSTOP AGREEMENT

This BACKSTOP AGREEMENT (this “Backstop Agreement”) is entered into on June 14, 2021, by and between Artius Acquisition, Inc. (the “Company”), a Cayman Islands exempted company, which shall be domesticated as a Delaware corporation prior to the closing of the Transaction (as defined herein) and the undersigned parties (each, an “Apollo Entity” and collectively “Apollo Backstop Provider”).

WHEREAS, on February 16, 2021, the Company entered into an Agreement and Plan of Merger and Reorganization with Micromidas, Inc., a Delaware corporation (“Micromidas”), and Zero Carbon Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”) (as may be amended or supplemented from time to time, the “Transaction Agreement,” and the transactions contemplated by the Transaction Agreement, the “Transaction”);

WHEREAS, prior to the closing of the Transaction, the Company will be domesticated as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and deregister as a Cayman Islands exempted company in accordance with Section 206 of the Cayman Islands Companies Law (2020 Revision) (the “Domestication”);

WHEREAS, in connection with the Transaction, Apollo Backstop Provider desires to subscribe for and purchase from the Company, following the Domestication and immediately prior to the consummation of the Transaction, that number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Shares”), equal to Apollo Backstop Amount (as defined below) (the “Backstop Shares”) for a purchase price of $10.00 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Backstop Shares being referred to herein as the “Purchase Price”);

WHEREAS, in connection with the Transaction, the Company may enter into subscription or backstop agreements (the “Other Backstop Agreements”) with certain other investors (“Other Backstop Providers”), pursuant to which such Other Backstop Providers may agree to commit to purchase additional Shares; and

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1    Commitment. Subject to the terms and conditions hereof, at the Closing (as defined below), Apollo Backstop Provider hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Apollo Backstop Provider, upon the payment of the Purchase Price, the Backstop Shares in an amount equal to Apollo Backstop Amount (as defined below). Apollo Backstop Provider acknowledges and agrees that, as a result of the Domestication, the Backstop Shares that may be purchased by Apollo Backstop Provider and issued by the Company pursuant hereto shall be Shares of common stock in a Delaware corporation (and not, for the avoidance of doubt, ordinary shares in a Cayman Islands exempted company).

Section 2    Apollo Backstop Amount; Closing.

(a)    The consummation of the transactions contemplated hereby (the “Closing”) shall occur on the closing date of the Transaction (the “Closing Date”), immediately prior to or substantially concurrently with the consummation of the Transaction.

(b)    No later than one (1) Business Day before the special meeting of the shareholders of the Company to approve the Transaction (the “Special Meeting”) the Company shall determine the total number of Shares that are properly redeemed in connection with the Special Meeting (the “Redemption Amount”).

(c)    The “Apollo Backstop Amount” shall be equal to the number of Shares validly redeemed by public shareholders of Artius (other than Apollo Backstop Provider and its affiliates) in connection with the Transaction, up to a total of 3.0 million Shares, at a price of $10.00 per share (the “Maximum Apollo Backstop”); provided, that if the Company enters into Other Backstop Agreements (other than with strategic investors and their affiliates who have not on or prior to the date of this Agreement executed a subscription agreement in connection with an equity investment in the Company connection with the Transaction and otherwise, as determined by the Company in good faith (“Strategic Investors”)), the Apollo Backstop Amount shall be reduced, dollar-for-dollar, by the amount by which the aggregate commitments under Other Backstop Agreements (for the avoidance of doubt, not including Other Backstop Agreements entered into with Strategic Investors) exceeds $20 million (until reduced to zero); provided further, that the Company may reduce the Apollo Backstop Amount at its sole discretion (regardless of Redemption Amount levels or commitments under Other Backstop Agreements). Irrespective of whether the Apollo Backstop Amount shall be reduced (even if reduced to zero), the Maximum Apollo Backstop shall be equal $30,000,000 for purposes of Backstop Premium Letter (as defined below), dated the date hereof, by and between the Company and Apollo Backstop Provider. The Maximum Apollo Backstop shall be allocated to each Apollo Entity in the amount of Shares set forth in each signature page hereto corresponding to such Apollo Entity, and any reduction of the Apollo Backstop Amount as described in the first sentence of this Section 2(c) shall reduce each Apollo Entity’s allocation proportionally.

(d)    No later than one (1) Business Day before the anticipated Closing Date, if the Apollo Backstop Amount is greater than zero, the Company shall deliver written notice to Apollo Backstop Provider (the “Closing Notice”) specifying (i) the Redemption Amount, (ii) the Apollo Backstop Amount, as determined pursuant to paragraph (c), above, (iii) the Purchase Price, (iv) the anticipated Closing Date, (vi) the wire instructions for delivery of the Purchase Price to the Company and (vii) the identity of Other Backstop Providers and the Backstop Amount with respect to each such Other Backstop Provider; provided, that Apollo Backstop Provider shall maintain the confidentiality of any information included in such Closing Notice unless otherwise required by law, subpoena or regulatory request or requirement. On the Closing Date, Apollo Backstop Provider shall deliver the Purchase Price for the Backstop Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice. No later than two (2) Business Days prior to the Closing Date, Apollo Backstop Provider shall deliver to the Company such information as is reasonably required in the Closing Notice in order for the Company to issue the Backstop Shares to Apollo Backstop Provider, including, without limitation, the legal name of the person in whose name the Backstop Shares are to be issued and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. Upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 2, the Company shall deliver to Apollo Backstop Provider at the Closing, (i) the Backstop Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Backstop Agreement or applicable securities laws), in the name of Apollo Backstop Provider (or its nominee in accordance with its delivery instructions), and (ii) evidence from the Company’s transfer agent of the issuance to Apollo Backstop Provider of the Backstop Shares on and as of the Closing Date, it being understood that the delivery of a reasonably acceptable copy of such records shall be a condition precedent to Apollo Backstop Provider’s obligation to wire the Purchase Price for the Backstop Shares. In the event that the consummation of the Transaction does not occur within five (5) Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by the Company and Apollo Backstop Provider, the Company shall promptly (but in no event later than seven (7) Business Days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by Apollo Backstop Provider to the Company by wire transfer in immediately available funds to the account specified by Apollo Backstop Provider, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Backstop Agreement is terminated in accordance with Section 6 herein, Apollo Backstop Provider shall remain obligated (A) to redeliver funds to the Company in escrow following the Company’s delivery to Purchaser of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 2. For the purposes of this Backstop Agreement, “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.

(e)    The Closing shall be subject to the satisfaction, or valid waiver by each of the parties hereto, of the conditions that, on the Closing Date:

(i)

no suspension of the qualification of the Backstop Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii)

all conditions precedent to the closing of the Transaction set forth in the Transaction Agreement, including all necessary approvals of the Company’s stockholders, and regulatory approvals, if any, shall have been satisfied (as determined by the parties to the Transaction

Agreement) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction pursuant to the Transaction Agreement), and the closing of the Transaction shall occur on the Closing Date substantially concurrently with or immediately following the Closing; and

(iii)

no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restriction or prohibition.

(f)    The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the Closing Date:

(i)

all representations and warranties of Apollo Backstop Provider contained in this Backstop Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Apollo Backstop Provider Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Apollo Backstop Provider Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date); and

(ii)

Apollo Backstop Provider shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Backstop Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(g)    The obligation of Apollo Backstop Provider to consummate the Closing shall be subject to the satisfaction or valid waiver by Apollo Backstop Provider of the additional conditions that, on the Closing Date:

(i)

all representations and warranties of the Company contained in this Backstop Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date);

(ii)

the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Backstop Agreement and the Backstop Premium Letter dated as of the date hereof between the Company and Apollo Backstop Provider (the “Backstop Premium Letter”) to be performed, satisfied or complied with by it at or prior to the Closing; and

(iii)

no amendment, waiver, or modification of the Transaction Agreement (as the same exists on the date hereof as provided to Apollo Backstop Provider) shall have occurred that materially and adversely affects Apollo Backstop Provider’s economic benefits under this Backstop Agreement.

Section 3    Company Representations and Warranties. The Company represents and warrants to Apollo Backstop Provider that:

(a)    The Company (i) is or will be, as applicable, duly organized, validly existing and in good standing under the laws of the Cayman Islands as of the date hereof and the State of Delaware as of the Closing Date, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into, deliver and perform its obligations under this Backstop Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Backstop Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company and its subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, financial condition, stockholders equity or results of operations of the Company and its subsidiaries, taken together as a whole (on a consolidated basis) or on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Backstop Shares.

(b)    As of the Closing Date, the Backstop Shares will be duly authorized and, when issued and delivered to Apollo Backstop Provider against full payment therefor in accordance with the terms of this Backstop Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights created under the Company’s organizational documents (as adopted on or prior to the Closing Date) or the laws of its jurisdiction of incorporation.

(c)    This Backstop Agreement has been duly authorized, executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by Apollo Backstop Provider, this Backstop Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(d)    Other than as disclosed in the Company’s SEC Reports as of the date hereof (including Other Backstop Agreements, the Transaction Agreement and any other agreement contemplated by the Transaction Agreement), the Company has not entered into any side letter or similar agreement in connection with the Transaction with any Other Backstop Provider (other than Strategic Investors) in connection with such investor’s direct or indirect investment in the Company to provide for terms with respect to the purchase of Shares that are more favorable to such Other Backstop Provider thereunder than the terms of this Backstop Agreement, unless such other terms are also offered to Apollo Backstop Provider, except for any alternative settlement procedures, eligibility for qualified purchasers to invest, terms related to the number of Shares to be purchased by such Other Backstop Provider, and terms particular to the regulatory requirements of such investor or its affiliates or related funds. The Other Backstop Agreements shall reflect the same Per Share Price and, other than in the case of Other Backstop Agreements entered into with Strategic Investors and other than terms related to the number of Shares to be purchased by such Other Backstop Provider, other terms substantially similar to the terms contained herein. The Other Backstop Agreements have not been amended or modified and shall not be amended after the date hereof to provide for terms with respect to the purchase of Shares that are more favorable to such Other Backstop Provider thereunder than the terms of this Backstop Agreement, unless such other terms (other than terms related to the number of Shares to be purchased by such Other Backstop Provider) are also offered to Apollo Backstop Provider.

(e)    Assuming the accuracy of the representations and warranties of Apollo Backstop Provider, the execution and delivery of this Backstop Agreement, the issuance and sale of the Backstop Shares and the compliance by the Company with the provisions of this Backstop Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect.

(f)    The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Company, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Backstop Agreement, the Company is a party or by which the Company’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Company or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

(g)    Assuming the accuracy of the representations and warranties of Apollo Backstop Provider, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including Nasdaq Capital Market (the “Stock Exchange”)) or other person in connection with the execution, delivery and performance of this Backstop Agreement (including, without limitation, the issuance of the Backstop Shares), other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement pursuant to Section 5 below, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the United States Securities and Exchange Commission (“Commission”) under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), if applicable, (iv) those required by the Stock Exchange, including with respect to obtaining stockholder approval, (v) those required to consummate the Transaction as provided under the Transaction Agreement, (vi) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vii) the failure of which to obtain would not be reasonably likely to have a Company Material Adverse Effect.

(h)    As of their respective dates, all reports, statements, schedules, prospectuses or registration statements (collectively, the “SEC Reports”) required to be filed by the Company with the Commission complied in all material respects with the applicable requirements of the Securities Act and/or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Form 10-K/A and all subsequently filed SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to Apollo Backstop Provider via the Commission’s EDGAR system. The Company has timely filed, after giving effect to any extension period, each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the Commission since its initial registration of the Class A ordinary shares with the Commission. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports. For the avoidance of doubt, any correction, change or restatement of the financial statements of the Company shall not be deemed to be material if (i) the financial statements prior to giving effect to such correction, change or restatement were prepared in accordance with market practice for special purpose acquisition companies at the time the financial statements were filed or included in an SEC Report and (ii) the correction, change or restatement solely implements guidance or rules that determine that such market practice did not comply with applicable accounting requirements or the rules and regulation of the Commission with respect thereto.

(i)    Except for such matters that would not have a Company Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

(j)    Assuming the accuracy of Apollo Backstop Provider’s representations and warranties set forth in Section 4 of this Backstop Agreement, no registration under the Securities Act is required for the offer and sale of the Backstop Shares by the Company to Apollo Backstop Provider.

(k)    Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Backstop Shares or any other action that would reasonably be expected to subject the offering, issuance or sale of any of the Backstop Shares to Apollo Backstop Provider pursuant to this Backstop Agreement to the registration requirements of the Securities Act.

(l)    No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Backstop Shares to Apollo Backstop Provider

(m)    As of the date hereof, the Company’s Class A ordinary shares, as a class, are registered pursuant to Section 12(b) of the Securities Exchange Act, and are listed for trading on the Stock Exchange under the symbol “AACQ.” There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the Stock Exchange or the Commission with respect to any intention by such entity to deregister the Class A ordinary shares or prohibit or terminate the listing of the Class A ordinary shares on the Stock Exchange. The Company has taken no action that is designed to terminate the registration of the Class A ordinary shares under the Exchange Act. Following the Domestication, the Shares are expected to be registered under the Exchange Act and listed for trading on the Stock Exchange.

(n)    As of the date of this Backstop Agreement and as of immediately prior to the Closing Date (and without giving effect to the Domestication), the authorized capital stock of the Company consists of (i) 400,000,000 Class A ordinary shares, (ii) 50,000,000 Class B ordinary shares, par value of $0.0001 per share (“Class B Shares”), and (iii) 1,000,000 preference Shares, par value $0.0001 per share (“Preference Shares”). As of the date hereof (i) 72,450,000 Class A ordinary shares are issued and outstanding, (ii) 18,112,500 Class B Shares are issued and outstanding, (iii) no Preference Shares are issued and outstanding, and (iv) 24,150,000 public warrants and 11,326,667 private placement warrants of the Company are issued and outstanding. All (i) issued and outstanding Class A ordinary shares and Class B Shares have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding warrants have been duly authorized and validly issued and are not subject to preemptive rights. As of the date hereof, other than as disclosed in the Company’s SEC Reports, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Class A ordinary shares, Class B Shares or other equity interest in the Company, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than (A) as set forth in the SEC Reports and (B) as contemplated by the Transaction Agreement. Except as disclosed in the SEC Reports, as of March 31, 2021, the Company had no outstanding indebtedness.

Section 4    Apollo Backstop Provider Representations and Warranties. Apollo Backstop Provider represents and warrants to the Company that:

(a)    Apollo Backstop Provider (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, incorporation or formation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Backstop Agreement.

(b)    This Backstop Agreement has been duly executed and delivered by Apollo Backstop Provider, and assuming the due authorization, execution and delivery of the same by the Company, this Backstop Agreement shall constitute the valid and legally binding obligation of Apollo Backstop Provider, enforceable against Apollo Backstop Provider in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c)    The execution and delivery of this Backstop Agreement, the purchase of the Backstop Shares and the compliance by Apollo Backstop Provider with the provisions of this Backstop Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Apollo Backstop Provider pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Apollo Backstop Provider is a party or by which Apollo Backstop Provider is bound or to which any of the property or assets of Apollo Backstop Provider is subject; (ii) the organizational documents of Apollo Backstop Provider; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Apollo Backstop Provider or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Apollo Backstop Provider Material Adverse Effect. For purposes of this Backstop Agreement, a “Apollo Backstop Provider Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Apollo Backstop Provider that would reasonably be expected to have a material adverse effect on Apollo Backstop Provider’s ability to consummate the transactions contemplated hereby, including the purchase of the Backstop Shares.

(d)    Apollo Backstop Provider (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Annex A, (ii) is acquiring the Backstop Shares only for its own account and not for the account of others, or if Apollo Backstop Provider is subscribing for the Backstop Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” or an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), and Apollo Backstop Provider has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Backstop Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A following the signature page hereto). Apollo Backstop Provider is not an entity formed for the specific purpose of acquiring the Backstop Shares and is an “institutional account” as defined by FINRA Rule 4512(c).

(e)    Apollo Backstop Provider understands that the Backstop Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Backstop Shares have not been registered under the Securities Act. Apollo Backstop Provider understands that the Backstop Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Apollo Backstop Provider absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the applicable states and other jurisdictions of the United States, and that any certificates or book entry records representing the Backstop Shares shall contain a restrictive legend to such effect. Apollo Backstop Provider acknowledges and agrees that the Backstop Shares will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, Apollo Backstop Provider may not be able to readily resell the Backstop Shares and may be required to bear the financial risk of an investment in the Backstop Shares for an indefinite period of time. Apollo Backstop Provider acknowledges and agrees that the Backstop Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the filing of “Form 10 information” with the Commission after the Closing Date. Apollo Backstop Provider understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Backstop Shares.

(f)    Apollo Backstop Provider understands and agrees that Apollo Backstop Provider is purchasing the Backstop Shares directly from the Company. Apollo Backstop Provider further acknowledges that there have not been, and Apollo Backstop Provider hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Apollo Backstop Provider by the Company or any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Transaction or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company set forth in this Backstop Agreement. Apollo Backstop Provider acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(g)    In making its decision to purchase the Backstop Shares, Apollo Backstop Provider has relied solely upon independent investigation made by Apollo Backstop Provider and the Company’s representations warranties and covenants contained herein. Apollo Backstop Provider has not relied on any statements or other information provided by anyone other than the Company concerning the Company, the Transaction, the Backstop Shares or the offer and sale of the Backstop Shares. Apollo Backstop Provider acknowledges and agrees that Apollo Backstop Provider has received and has had an adequate opportunity to review such financial and other information as Apollo Backstop Provider deems necessary in order to make an investment decision with respect to the Backstop Shares, including with respect to the Company and the Transaction (including Micromidas and its subsidiaries (collectively, the “Acquired Companies”)) and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to Apollo Backstop Provider’s investment in the Backstop Shares. Apollo Backstop Provider represents and agrees that Apollo Backstop Provider and Apollo Backstop Provider’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Apollo Backstop Provider and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Backstop Shares. Without limiting the generality of the foregoing, Apollo Backstop Provider acknowledges that it has reviewed the Company’s filings with the Commission.

(h)    Apollo Backstop Provider became aware of this offering of the Backstop Shares solely by means of direct contact between Apollo Backstop Provider and the Company and/or Micromidas, or their respective representatives or affiliates, and the Backstop Shares were offered to Apollo Backstop Provider solely by direct contact between Apollo Backstop Provider and the Company and/or Micromidas, or their respective affiliates. Apollo Backstop Provider did not become aware of this offering of the Backstop Shares, nor were the Backstop Shares offered to Apollo Backstop Provider, by any other means. Apollo Backstop Provider acknowledges that the Company represents and warrants that the Backstop Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(i)    Apollo Backstop Provider acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Backstop Shares. Apollo Backstop Provider has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Backstop Shares, and Apollo Backstop Provider has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Apollo Backstop Provider has considered necessary to make an informed investment decision.

(j)    Apollo Backstop Provider has adequately analyzed and fully considered the risks of an investment in the Backstop Shares and determined that the Backstop Shares are a suitable investment for Apollo Backstop Provider and that Apollo Backstop Provider is able at this time and in the foreseeable future to bear the economic risk of a total loss of Apollo Backstop Provider’s investment in the Company. Apollo Backstop Provider acknowledges specifically that a possibility of total loss exists.

(k)    Apollo Backstop Provider understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Backstop Shares or made any findings or determination as to the fairness of this investment.

(l)    Apollo Backstop Provider is not owned or controlled by or acting on behalf of (in connection with this Transaction), a Sanctioned Person. Apollo Backstop Provider is not an institution that accepts currency for deposit and that (a) has no physical presence in the jurisdiction in which it is incorporated or in which it is operating and (b) is unaffiliated with a regulated financial group that is subject to consolidated supervision (a “Shell Bank”) or providing banking services to a Shell Bank. Apollo Backstop Provider represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Apollo Backstop Provider maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Apollo Backstop Provider also represents that, to the extent required by applicable law, it maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors in Apollo Backstop Provider against Sanctions-related lists of blocked or restricted persons. Apollo Backstop Provider further represents and warrants that (a) the funds held by Apollo Backstop Provider and used to purchase the Backstop Shares were not directly or indirectly derived from or related to any activities that may contravene U.S. federal, state or non-U.S. anti-money laundering, anti-corruption or Sanctions laws and regulations or activities that may otherwise be deemed criminal and (b) any returns from Apollo Backstop Provider’s investment will not be used to finance any illegal activities. For purposes of this Backstop Agreement, “Sanctioned Person” means at any time any person or entity with whom dealings are restricted, prohibited, or sanctionable under any Sanctions (as defined below), including as a result of being: (a) listed on any Sanctions-related list of designated or blocked or restricted persons; (b) that is a national of, the government of, or any agency or instrumentality of the government of, or resident in, or organized under the laws of, a country or territory that is the target of comprehensive Sanctions from time to time (as of the date of this Backstop Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region); or (c) a relationship of ownership, control, or agency with any of the foregoing. “Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including without limitation the U.S. Department of the Treasury, Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of Commerce), (b) the European Union and enforced by its member states, (c) the United Nations and (d) the United Kingdom.

(m)    Apollo Backstop Provider is not owned or controlled by or acting on behalf of (in connection with this Transaction), a person or entity resident in, or whose funds used to purchase the Backstop Shares are transferred from or through, a country, territory or entity that (i) has been designated as non-cooperative with international anti-money laundering or counter terrorist financing principles or procedures by the United States or by an intergovernmental group or organization, such as the Financial Action Task Force, of which the United States is a member; (ii) is the subject of an advisory issued by the Financial Crimes Enforcement Network of the U.S. Department of the Treasury; or (iii) has been designated by the Secretary of the Treasury under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns (any such country or territory, a “Non-cooperative Jurisdiction”), or an entity or individual that resides or has a place of business in, or is organized under the laws of, a Non-cooperative Jurisdiction.

(n)    Apollo Backstop Provider does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof Apollo Backstop Provider has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or Short Sale positions with respect to the securities of the Company. Notwithstanding the foregoing, in the case of a Apollo Backstop Provider that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Apollo Backstop Provider’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Apollo Backstop Provider’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Backstop Shares covered by this Backstop Agreement.

(o)    Apollo Backstop Provider is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) including any group acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(p)    If Apollo Backstop Provider is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Apollo Backstop Provider represents and warrants that (i) neither the Company, nor any of its affiliates, including Artius Acquisition Partners, LLC (the “Transaction Parties”), has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Backstop Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Backstop Shares and (ii) the acquisition and holding of the Backstop Shares will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(q)    Apollo Backstop Provider has or has commitments to have, and, at the time of payment of the Purchase Price in accordance with Section 2, will have sufficient funds to pay the Purchase Price pursuant to Section 2.

(r)    No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Backstop Shares to Apollo Backstop Provider.

Section 5    Registration of Backstop Shares.

(a)    The Company agrees that, within fifteen (15) Business Days after the Closing Date (the “Filing Date”), the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale of the Backstop Shares (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof (and in any event, no later than sixty (60) calendar days following the Filing Date) (the “Effectiveness Deadline”), provided, that the Effectiveness Deadline shall be extended to ninety (90) calendar days after the Filing Date if the Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, that if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business. Notwithstanding the foregoing, if the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or subject to further review, the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective within ten (10) Business Days of receipt of such notice. The Company will use its commercially reasonable efforts to provide a draft of the Registration Statement to the undersigned for review (but not comment, other than reasonable comments with respect to information being provided by Apollo Backstop Provider for inclusion in the Registration Statement) at least two (2) Business Days in advance of filing the Registration Statement; provided that, for the avoidance of doubt, in no event shall the Company be required to delay or postpone the filing of such Registration Statement as a result of or in connection with Apollo Backstop Provider’s review. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Backstop Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Backstop Shares which is equal to the maximum number of Backstop Shares as is permitted by the Commission. In such event, the number of Backstop Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. The Company agrees that, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, the Company will use commercially reasonable efforts to cause such Registration Statement to remain effective with respect to Apollo Backstop Provider until the earlier of (i) two (2) years from the issuance of the Backstop Shares, (ii) the date on which all of the Backstop Shares shall have been sold, or (iii) on the first date on which the undersigned can sell all of its Backstop Shares (or Shares received in exchange therefor) under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold. For as long as the Company is required to use commercially reasonable efforts to cause the Registration Statement to remain effective pursuant to the immediately preceding sentence, the Company will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Backstop Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Company), as applicable, qualify the Backstop Shares for listing on the applicable stock exchange on which the Company’s Shares are then listed, and update or amend the Registration Statement as necessary to include the Backstop Shares. The undersigned agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Backstop Shares to the Company (or its successor) upon request to assist the Company in making the determination described above. The Company’s obligations to include the Backstop Shares in the Registration Statement are contingent upon Apollo Backstop Provider furnishing in writing to the Company such information regarding Apollo Backstop Provider, the securities of the Company held by Apollo Backstop Provider and the intended method of disposition of the Backstop Shares as shall be reasonably requested by the Company to effect the registration of the Backstop Shares, and Apollo Backstop Provider shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided, that Apollo Backstop Provider shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Backstop Shares.. In the case of the registration effected by the Company pursuant to this Backstop Agreement, the Company shall, upon reasonable request, inform Apollo Backstop Provider as to the status of such registration. In no event shall Apollo Backstop Provider be identified as a statutory underwriter in the Registration Statement unless requested by the Commission. If the Commission requests that Apollo Backstop Provider be identified as a statutory underwriter in the Registration Statement, Apollo Backstop Provider shall have an opportunity to withdraw from the Registration Statement. Apollo Backstop Provider shall not be entitled to use the Registration Statement for an underwritten offering of Backstop Shares. Notwithstanding anything to the contrary contained herein, the Company may delay or postpone filing of such Registration Statement, and from time to time require Apollo Backstop Provider not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement if it determines that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that could materially adversely affect the Company (each such circumstance, a “Suspension Event”); provided, that, (w) the Company shall not so delay filing or so suspend the use of the Registration Statement for a period of more than ninety (90) consecutive days or more than a total of one hundred- twenty (120) calendar days, in each case in any three hundred sixty (360) day period and (x) the Company shall use commercially reasonable efforts to make such registration statement available for the sale by the undersigned of such securities as soon as practicable thereafter.

(b)    At its expense, the Company shall advise Apollo Backstop Provider within two (2) Business Days: (i) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Backstop Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iii) subject to the provisions in this Backstop Agreement, of the occurrence of a Suspension Event. Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Apollo Backstop Provider of such events, provide Apollo Backstop Provider with any material, non-public information regarding the Company other than to the extent that providing notice to Apollo Backstop Provider of the occurrence of such events would constitute material, non-public information regarding the Company.

(c)    Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company) of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the undersigned agrees that (i) it will immediately discontinue offers and sales of the Backstop Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the undersigned receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by the Company, the undersigned will deliver to the Company or, in the undersigned’s sole discretion destroy, all copies of the prospectus covering the Backstop Shares in the undersigned’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Backstop Shares shall not apply (w) to the extent the undersigned is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up.

(d)    For purposes of this Section 5, “Backstop Shares” shall mean, as of any date of determination, the Backstop Shares (as defined in the recitals to this Backstop Agreement) and any other equity security issued or issuable with respect to the Backstop Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Apollo Backstop Provider” shall include any affiliate of the undersigned Apollo Backstop Provider to which the rights under this Section 5 shall have been duly assigned.

(e)

(i)

The Company agrees to indemnify, to the extent permitted by law, Apollo Backstop Provider (to the extent a seller under the Registration Statement), its directors and officers, employees and agents, and each person who controls Apollo Backstop Provider (within the meaning of the Securities Act), to the extent permitted by law, against all losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including reasonable and documented attorneys’ fees of one law firm (plus the fees of any local counsel)) caused by any untrue or alleged untrue statement of material fact contained in, or incorporated by reference in, the Registration Statement, prospectus included in the Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by or on behalf of Apollo Backstop Provider expressly for use therein.

(ii)

Apollo Backstop Provider shall, to the extent permitted by law, indemnify the Company, its directors and officers, employees and agents, and each person or entity who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in, or incorporated by reference in, the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by or on behalf of Apollo Backstop Provider expressly for use therein. In no event shall the liability of Apollo Backstop Provider be greater in amount than the dollar amount of the net proceeds received by Apollo Backstop Provider upon the sale of the Backstop Shares giving rise to such indemnification obligation. Apollo Backstop Provider shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which Apollo Backstop Provider is aware.

(iii)

Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties or separate defenses may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, delayed or conditioned). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)

The indemnification provided for under this Backstop Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of the Backstop Shares purchased pursuant to this Backstop Agreement.

(v)

If the indemnification provided under this Section 5(e) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 5(e)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5(e)(v) from any person or entity who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Backstop Agreement. Each indemnifying party’s obligation to make a contribution pursuant to this Section 5(e)(v) shall be individual, not joint and several, and in no event shall the liability of any Apollo Backstop Provider hereunder be greater in amount than the dollar amount of the net proceeds received by such Apollo Backstop Provider upon the sale of the Backstop Shares giving rise to such indemnification obligation.

(f)    If the Backstop Shares acquired hereunder are eligible to be sold without restriction under, and without the requirement for the Company to be in compliance with the current public information requirements of, Rule 144 then at Apollo Backstop Provider’s request, the Company will reasonably cooperate with the Company’s transfer agent, such that any remaining restrictive legend set forth on such Backstop Shares will be removed in connection with a sale of such Shares.

Section 6    Short Sales. Apollo Backstop Provider hereby agrees that, from the date of this Backstop Agreement until the earlier of the Closing or the termination of this Backstop Agreement, none of Apollo Backstop Provider, its controlled affiliates, or any person or entity acting on behalf of Apollo Backstop Provider or any of its controlled affiliates or pursuant to any understanding with Apollo Backstop Provider or any of its controlled affiliates will engage in any Short Sales with respect to securities of the Company prior to the Closing. For purposes of this Backstop Agreement, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Apollo Backstop Provider that have no knowledge of this

Backstop Agreement or of Apollo Backstop Provider’s participation in the Transaction (including Apollo Backstop Provider’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of a Apollo Backstop Provider that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Apollo Backstop Provider’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Apollo Backstop Provider’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Backstop Shares covered by this Backstop Agreement.

Section 7    Termination. This Backstop Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of either party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of the parties hereto to terminate this Backstop Agreement, or (c) if, on the Closing Date of the Transaction, any of the conditions to Closing set forth in Section 2 of this Backstop Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Backstop Agreement are not consummated, or (d) written notice by either party to the other party to terminate this Backstop Agreement if the transactions contemplated by this Backstop Agreement are not consummated on or prior to August 31, 2021; provided, that nothing herein will relieve any party from liability for any intentional breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify Apollo Backstop Provider of the termination of the Transaction Agreement promptly after the termination thereof.

Section 8    Trust Account Waiver. Apollo Backstop Provider hereby acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Backstop Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Apollo Backstop Provider hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Backstop Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company, and (c) will not seek recourse against the Trust Account for any reason whatsoever; provided, however, that nothing in this Section 8 shall be deemed to limit any Apollo Backstop Provider’s right to distributions from the Trust Account in accordance with the Company’s amended and restated certificate of incorporation in respect of the Shares of the Company acquired by any means other than pursuant to this Backstop Agreement.

Section 9    Miscellaneous.

(a)    All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail (which is confirmed), on the date of transmission to such recipient; (iii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 9(a). A courtesy electronic copy of any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail if provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 9(a).

(b)    Apollo Backstop Provider acknowledges that the Company, Micromidas and others will rely on the acknowledgments, understandings, agreements, representations and warranties of Apollo Backstop Provider contained in this Backstop Agreement. Prior to the Closing, Apollo Backstop Provider agrees to promptly notify the Company and Micromidas if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Apollo Backstop Provider set forth herein are no longer accurate in all material respects. The Company acknowledges that Apollo Backstop Provider will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Backstop Agreement. Prior to the Closing, the Company agrees to promptly notify Apollo Backstop Provider if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.

(c)    Each of the Company, Micromidas and Apollo Backstop Provider is irrevocably authorized to produce this Backstop Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d)    Each of the Company and Apollo Backstop Provider shall pay all of its own expenses in connection with this Backstop Agreement and the transactions contemplated herein. The Company shall be responsible for the fees of its transfer agent, stamp taxes and DTC fees associated with the issuance of the Backstop Shares.

(e)    Neither this Backstop Agreement nor any rights that may accrue to Apollo Backstop Provider hereunder (other than the Backstop Shares acquired hereunder, if any) may be transferred or assigned. Neither this Backstop Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, the Company may transfer the Backstop Agreement and its rights hereunder solely in connection with the consummation of the Transaction and exclusively to another entity under the control of, or under common control with, the Company). Notwithstanding the foregoing, Apollo Backstop Provider may assign its rights and obligations under this Backstop Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Apollo Backstop Provider or by an affiliate of such investment manager) or, with the Company’s prior written consent, to another person, provided that no such assignment shall relieve Apollo Backstop Provider of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company has given prior written consent to such relief.

(f)    All the agreements, representations and warranties made by each party hereto in this Backstop Agreement shall survive the Closing.

(g)    The Company may request from Apollo Backstop Provider such additional information as the Company may reasonably deem necessary to evaluate the eligibility of Apollo Backstop Provider to acquire the Backstop Shares, and Apollo Backstop Provider shall promptly provide such information as may be reasonably requested. Apollo Backstop Provider acknowledges that the Company may file a copy of a form of this Backstop Agreement with the Commission (and such copy shall not identify Apollo Backstop Provider and, if applicable, its investment adviser by name (except to the extent required by the federal securities laws, exchange rules, the Commission or any other securities authorities or any rules and regulations promulgated thereby)) as an exhibit to a periodic report of the Company or a registration statement of the Company.

(h)    This Backstop Agreement may not be amended, modified or waived except by an instrument in writing signed by each of the parties hereto.

(i)    This Backstop Agreement and any non-disclosure agreement entered into by the parties hereto constitute the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(j)    Except as otherwise provided herein, this Backstop Agreement is intended for the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Except as set forth in Section 9(b), Section 9(c) and this Section 9(j) with respect to the persons specifically referenced therein, this Backstop Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Backstop Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

(k)    The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Backstop Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Backstop Agreement and to enforce specifically the terms and provisions of this Backstop Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that Micromidas shall be entitled to rely on the provisions of the Backstop Agreement of which Micromidas is each an express third party beneficiary, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 9(j) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(l)    In any dispute arising out of or related to this Backstop Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the documented out-of-pocket costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Backstop Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the documented out-of-pocket costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Backstop Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

(m)    If any provision of this Backstop Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Backstop Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(n)    No failure or delay by a party hereto in exercising any right, power or remedy under this Backstop Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Backstop Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Backstop Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(o)    This Backstop Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(p)    This Backstop Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(q)    EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS BACKSTOP AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH

CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS BACKSTOP AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS BACKSTOP AGREEMENT.

(r)    The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Backstop Agreement must be brought exclusively in the United States District Court for the Southern District of New York, the Supreme Court of the State of New York and the federal or state appellate courts located in the State of New York (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Backstop Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 9(a) of this Backstop Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(s)    This Backstop Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Backstop Agreement, or the negotiation, execution or performance of this Backstop Agreement, may only be brought against the entities that are expressly named as parties or third party beneficiaries hereto and then only with respect to the specific obligations set forth herein with respect to such party or third party beneficiary. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Backstop Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

(t)    Notwithstanding anything in this Backstop Agreement to the contrary, the Company shall have the right to publicly disclose the name of Apollo Backstop Provider, its investment adviser or any of their respective affiliates, Apollo Backstop Provider’s beneficial ownership of the Backstop Shares, or the nature of Apollo Backstop Provider’s commitments, arrangements and understandings under and relating to this Backstop Agreement in any press release issued by the Company, any Form 8-K filed by the Company with the Commission in connection with the execution and delivery of this Backstop Agreement and any registration statement filed or amended on or after the date hereof; provided, however, that the Company shall provide Apollo Backstop Provider with prior written notice of any such disclosure and shall reasonably consult with Apollo Backstop Provider regarding such disclosure. Apollo Backstop Provider will promptly provide any information reasonably requested by the Company for any regulatory application or filing made or approval sought in connection with the Transaction (including filings with the Commission).

(u)    If any change in the Shares shall occur between the date of this Backstop Agreement and immediately prior to the Closing by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of Shares, or any stock dividend, the number of Backstop Shares issued to Apollo Backstop Provider shall be appropriately adjusted to reflect such change.

(v)    Apollo Backstop Provider shall not redeem any shares of the Company in connection with the Special Meeting.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Company and Apollo Backstop Provider has executed or caused this Backstop Agreement to be executed by its duly authorized representative as of the date first set forth above.

ARTIUS ACQUISITION INC.

By:

Name:	Boon Sim
Title	Chief Executive Officer

Address for Notices

3 Columbus Circle, Suite 2215 New York, New York 10019

ATTN: Boon Sim, Chief Executive Officer

with a copy (not to constitute notice) to:

CLEARY GOTTLIEB STEEN & HAMILTON LLP
ONE LIBERTY PLAZA, NEW YORK NY 10006

ATTN:	Paul J. Shim
Adam J. Brenneman

EMAIL:	pshim@cgsh.com
abrenneman@cgsh.com

[APOLLO ENTITY]

By:
Name:
Title:

Address for Notices:

Name in which Shares are to be registered:

Number of Subscribed Shares subscribed for:

Price Per Subscribed Share:		$10.00
Aggregate Purchase Price:	$

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of the Company specified by the Company in the Closing Notice.

[Signature page - Apollo Backstop Agreement]

ANNEX A

ELIGIBILITY REPRESENTATIONS OF APOLLO BACKSTOP PROVIDER

This Annex A should be completed and signed by Apollo Backstop Provider and constitutes a part of the Backstop Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Apollo Backstop Provider is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	ACCREDITED INVESTOR STATUS (Please check the box)

☐

Apollo Backstop Provider is an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

C.	AFFILIATE STATUS (Please check the applicable box)

APOLLO BACKSTOP PROVIDER:

☐	is: ☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Apollo Backstop Provider has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Apollo Backstop Provider and under which Apollo Backstop Provider accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐

Any corporation, similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person.

[APOLLO ENTITY]

By:
Name:
Title